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                   AMENDMENT to the ARTICLES OF INCORPORATION

                                       0F

                  KENSINGTON INTERNATIONAL HOLDING CORPORATION

The undersigned subscriber to this amended Articles of Incorporation, a natural person competent to contract, hereby amends the name of the corporation under the laws of the State of Minnesota.

                                ARTICLE I.  NAME

The name of the corporation is KENSINGTON INTERNATIONAL HOLDING CORPORATION, and by a vote of the shareholders on October 9, 1999 and confirmed by a vote of the Board of Directors on April 6, 2000, the new name of the corporation shall be "VOICE AND WIRELESS CORPORATION" with the same principal address.

                                 ACKNOWLEDGMENT

I, MARK HAGGERTY, as President of KENSINGTON INTERNATIONAL HOLDING CORPORATION, has signed this amendment on behalf of the Corporation.

/s/ Mark Haggerty
-----------------
Mark Haggerty

STATE OF MINNESOTA )
                   )SS
COUNTY OF HENNEPIN  )

I, Margaret H. Bickling, Notary Public in and for Minnesota and the aforesaid County do hereby certify that Mark Haggerty did personally appear before me to affix his signature to this document.


                                              Notary Public
                                         /s/ Margaret H. Bickling
My Commission Expires:

1/31/2005

                                           Margaret H. Bickling
                                    [seal]   Notary Public - Minnesota
                                      My Comm. Expires  Jan. 31, 2005

                 STATE OF MINNESOTA
                   FILED

                     JUN 21, 2000

                     Mary Kiffmeyer
                   Secretary of State